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                                                                    EXHIBIT 10.4

                         INTERNATIONAL STEEL GROUP INC.
                        OFFICER CASH AND STOCK BONUS PLAN

                  (AS AMENDED AND RESTATED AS OF JUNE 16, 2003)



     1. PURPOSE. The purpose of the Plan is to provide incentives for Officers of the Company to increase the profitability and growth of the Company and to provide Officers an opportunity for an ownership interest in the Company.

     2. EFFECTIVE DATE AND TERM OF PLAN. The Effective Date of the Plan is June 28, 2002 and the Plan was amended and restated effective as of June 16, 2003. The Plan shall terminate on June 28, 2005, unless extended or earlier terminated by the Board.

     3. DEFINITIONS.

          3.1 "ADJUSTED DISTRIBUTION POOL" has the meaning assigned to such term in Section 6.2.

          3.2 "ADJUSTED POST-TAX NET INCOME" means, for any Year, consolidated net income of the Company, after taxes, but before extraordinary items and bonuses payable to Participants under this Plan, as determined by the Company's outside auditors; provided, however, that, to the extent reasonably determinable, the effect upon Adjusted Post-Tax Net Income of start-up expenses relating to the start-up of the Company's facilities for a period not to exceed twelve (12) months following April 12, 2002 shall be excluded from and not taken into account in determining such Adjusted Post-Tax Net Income.

          3.3 "BASE SALARY" means, with respect to a Participant, the regular annual rate of salary paid in a Year for services rendered (or which would have been paid in a Year with respect to a Participant whose employment terminates during the Year) without including any bonus (paid under this Plan or otherwise) or severance pay.

          3.4 "BOARD" means the Board of Directors of the Company.

          3.5 "CAPITAL" means, as of the end of any Year, the total of (i) paid-in capital, plus (ii) surplus, plus (iii) retained earnings, as set forth on the Company's audited balance sheet as of the last day of such Year.

          3.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          3.7 "COMMITTEE" means a Committee of the Board as contemplated by
     Section 5.

          3.8 "COMPANY" means International Steel Group Inc., a Delaware corporation, and its subsidiaries; provided, however, that for purposes of Sections 3.20, 4.2, 4.3 and the

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     Change in Control definition contained in Section 7, the term
     "Company" shall mean solely International Steel Group Inc.

          3.9 "DISTRIBUTION POOL" means, for any Year, an amount determined by multiplying (x) Adjusted Post-Tax Net Income, minus an amount equal to ten percent (10%) of "Capital", by (y) six percent (6%), as such percentage may be adjusted up or down by the Committee from time to time, but no more than once per Year and otherwise as subject to the requirements of Section 162(m) of the Code, at such time, if any, as the Company becomes subject to
     Section 162(m) of the Code.

          3.10 "EFFECTIVE DATE" has the meaning assigned to such term in
     Section 2.

          3.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          3.12 "FAIR MARKET VALUE" means, as of any date, the value of the Stock determined as follows:

               (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, the Fair Market Value of a share of Stock shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

               (ii) If the Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices were not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source for such date the Committee deems reliable;

               (iii) In the absence of an established market for the Stock, the Fair Market Value shall be established by the Committee for such date using any reasonable method of valuation.

          3.13 "INITIAL PUBLIC OFFERING" means the Company's first public offering conducted by a nationally recognized underwriter pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company's equity securities, in whole or in part, for the account of the Company.

          3.14 "OFFICER" means an officer of the Company who is from time to time designated as an "Officer" Participant by the Committee. A Participant's status may be changed from year to year.

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          3.15 "PARTICIPANT" means those Officers selected from time to time to participate in the Plan by the Committee.

          3.16 "PARTICIPANT'S ADJUSTED BASE SALARY" (a) for purposes of the cash portion of the bonus described in Section 6.1, means, with respect to any Officer who is a Participant, two (2) times the Officer's Base Salary and
     (b) for purposes of the stock (or cash) portion of the bonus described in
     Section 6.2, means, with respect to an Officer who is a Participant, the Officer's Base Salary.

          3.17 "PARTICIPANT'S BONUS PERCENTAGE" means, in any Year with respect to a Participant, a fraction, the numerator of which is equal to the Participant's Adjusted Base Salary and the denominator of which is equal to the sum of all the Participants' Adjusted Base Salaries (including for this purpose those Participants, if any, whose employment terminates on or before the last day of such Year) calculated separately for purposes of the separate bonus portions described in Sections 6.1 and 6.2.

          3.18 "PLAN" means the International Steel Group Inc. Officer Cash and Stock Bonus Plan, as set forth herein and as it may be amended from time to time.

          3.19 "RESTRICTED STOCK" means Stock issued pursuant to the Plan as contemplated by Section 6.2.

          3.20 "RETIREMENT" means voluntary retirement by a Participant who is at least 65 years old.

          3.21 "STOCK" means the $0.01 par value common stock of the Company, and may include a fractional share of Stock.

          3.22 "VESTED SHARES" has the meaning assigned to such term in
     Section 7.

          3.23 "YEAR" means the Company's fiscal year, with the first Year ending on December 31, 2002.

     4. SHARES OF STOCK SUBJECT TO THE PLAN.

          4.1 The total number of shares of Stock of the Company reserved and available for distribution pursuant to the Plan shall not exceed, in the aggregate, 306 shares of the authorized Stock of the Company, subject to adjustment as described below.

          4.2 Prior to the consummation of the Initial Public Offering, Stock which may be acquired under the Plan may be either authorized but unissued shares or shares of issued Stock held by the Company's treasury, or both, in the sole discretion of the Committee. Following the consummation of the Initial Public Offering, any shares of Stock to be issued or delivered pursuant to the Plan must be purchased by the Company in the open market. Whenever any Stock is forfeited under the Plan, the shares forfeited may again be issued hereunder.

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          4.3 In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of shares reserved for issuance under the Plan, as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its sole discretion.

     5. ADMINISTRATION. The Plan shall be administered by the Board or, if appointed by the Board, a committee of directors (the "Committee") of the Company consisting of at least two (2) members of the Board, each of whom shall be both (i) a "Non-Employee Director" within the meaning of Rule l6b-3 promulgated under Section 16 of the Exchange Act or any successor provision, and
(ii) an "outside director" within the meaning of Section 162(m) of the Code; provided, however, that from and after the date on which the Company is required to register any class of its equity securities under Section 12 of the Exchange Act, the Plan shall be administered by such a Committee. The members of the Committee shall be selected by the Board. During any period of time in which the Plan is administered by the Board, all references in the Plan to the Committee shall be deemed to refer to the Board.

     The Committee shall administer the Plan so as to comply at all times with Rule l6b-3 of the Exchange Act, and Section 162(m) of the Code or any other qualifying laws or rules that may be applicable from time to time. To the extent that any provision hereof is found not to be in compliance with any such Rule or requirements the Committee shall have the full power and authority to effect such changes or amendments, without the necessity of any further approval by shareholders. Subject to the foregoing, the Board may from time to time increase the size of the Committee and appoint additional members, remove members (with or without cause), substitute new members, and fill vacancies (however caused). A majority of the members of the Committee shall constitute a quorum, and the actions of a majority of the members of the Committee at a meeting at which a quorum is present shall be the actions of the Committee.

     The Committee has the exclusive power, authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable and to interpret the terms and provisions of the Plan. The Committee may require that a Participant sign a contract or agreement evidencing the terms and conditions of the Participant's rights to receive a bonus under this Plan. The Committee's interpretation of the Plan shall be final, binding and conclusive on all parties.

     The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in engaging such counsel, consultant or agent shall be paid by the Company.


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     The Committee shall have the right, in its sole discretion, to waive the forfeiture provisions found in Section 7 below.

     6. CASH AND STOCK BONUS. Subject to the terms, conditions and limitations set forth in this Plan, each Year, if the Distribution Pool is a positive number, the Participants may receive a cash and stock bonus as follows:

          6.1 CASH BONUS. Each Participant shall receive a cash bonus in an amount equal to the product of (i) the Participant's Bonus Percentage and
     (ii) the Distribution Pool; provided, however, that with respect to an Officer, the cash bonus shall not exceed two (2) times the Officer's Base Salary.

          6.2 STOCK BONUS. The excess of the Distribution Pool over the sum of the aggregate cash bonuses payable under Section 6.1 to all Participants (the "Adjusted Distribution Pool"), if any, shall be distributed to the Participants in the form of Restricted Stock or cash, as follows: Each Participant shall receive that number of shares of Restricted Stock having, at the time of issuance, a Fair Market Value equal to the product of (i) the Participant's Bonus Percentage and (ii) the Adjusted Distribution Pool; provided that, with respect to an Officer, the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed the Officer's Base Salary, provided, however that the Board of Directors (or the Committee) may elect to pay such excess in cash.

          6.3 TERMINATION OF EMPLOYMENT. If a Participant's employment with the Company terminates for any reason on or before the last day of a Year, then such Participant shall not receive any bonus under the Plan with respect to such Year, except as otherwise agreed in writing between the Company and such Participant, in which case, the Participant shall receive a cash and stock bonus, if any, calculated using the applicable Participant's Adjusted Base Salary (solely for purposes of the numerator in determining such Participant's Bonus Percentage) multiplied by the percentage equivalent of a fraction, the denominator of which is 365 and the numerator of which is the number of days during the Year occurring prior to the date of the termination of the Participant's employment with the Company.

     7. FORFEITURE AND VESTING OF RESTRICTED STOCK. Restricted Stock issued to a Participant shall vest and become nonforfeitable as follows: one-third (1/3) of the Restricted Stock will vest on the first anniversary of the initial issuance date, an additional one-third (1/3) will vest on the second anniversary of the initial issuance date, and the balance will vest on the third anniversary of the initial issuance date; provided however, that no less than 6 months prior to the date upon which Restricted Stock is scheduled to vest, a Participant may, by delivering an irrevocable election to the Company, direct that such Restricted Stock shall vest at a later date specified by the Participant. Upon termination of the Participant's employment for any reason other than Retirement, all shares of Restricted Stock of the Participant which are not Vested Shares at the time of termination of employment shall be forfeited and returned to the Company, and the Participant shall no longer be the owner of or have any interest whatsoever in the forfeited Restricted Stock. Notwithstanding the foregoing, including, without limitation, a Participant's irrevocable election to defer vesting, in the event of a Change in Control within two years following the Effective Date, all Restricted Stock held by those Participants whose employment


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has not terminated prior to the Change in Control and which are not Vested
Shares will become Vested Shares upon the Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Exchange Act) ("Person") other than the shareholders of the Corporation on the date of adoption of this Plan, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) direct or indirect beneficial ownership of securities of the Company representing more than 50% of the combined voting power of the then outstanding securities of the Company or (ii) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Company immediately prior to such acquisition. Notwithstanding the foregoing, for purposes of clause (i), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Company is not transferred from a Person to another Person; and, for purposes of clause (ii), a Change in Control will not be deemed to occur if the assets of the Company are transferred: (A) to a shareholder in exchange for his stock, (B) to an entity in which the Company has (directly or indirectly) 50% ownership, or (C) to a Person that has (directly or directly) at least 50% ownership of the Company with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% ownership.

     The Committee, in its sole discretion, may waive the forfeiture provisions of this Section 7 with respect to the Restricted Stock of a Participant whose employment has terminated for reasons other than Retirement.

     8. RESTRICTION ON TRANSFER OF RESTRICTED STOCK. Restricted Stock that is forfeitable under the terms of this Plan may not be transferred, assigned, sold, pledged, hypothecated, or otherwise disposed of in any manner and shall not be subject to levy, attachment, or other legal process. Notwithstanding any other provision of the Plan, any Participant who, prior to the issuance of Restricted Stock, has not become a party to that certain Management Stockholders Agreement (as amended, supplemented or otherwise modified from time to time, the "Stockholders Agreement"), among the Company and the persons named therein, shall become a party to the Stockholders Agreement for so long as the Stockholders Agreement remains in effect, as a condition precedent to the issuance of such Restricted Stock. Notwithstanding any other provision of the Plan or of the Stockholders Agreement to the contrary, any repurchase features (e.g., puts, calls and rights of first refusal) with respect to any Restricted Stock shall be subject to such restrictions and limitations as may be necessary in order to prevent the Plan and any award of Restricted Stock from being treated as "variable" for accounting purposes pursuant to Accounting Principles Board Opinion No. 25 and all interpretations issued thereunder by the Financial Accounting Standards Board and its Emergency Issues Task Force, and all repurchase rights of the Company or other shareholders of the Company, as well as all rights of a Participant with respect to repurchases of Restricted Stock, shall remain exercisable for such period of time as may be necessary to prevent such variable treatment.

     9. CERTIFICATES. Restricted Stock issued under this Plan shall be issued in the name of each Participant. Stock certificates so issued shall be held by the Company. Stock certificates shall bear such restrictive legends as the Committee may prescribe. Each Participant shall make such representations and furnish such information as may, in the opinion of counsel for the


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Company, be appropriate to permit the Company, in the light of the then existence or non-existence with respect to such Restricted Stock of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to issue the Restricted Stock in compliance with the provisions of the Securities Act or any comparable act. The Company shall have the right, in its sole discretion, to legend any Stock which may be issued pursuant to the Plan (whether or not vested), or may issue stop transfer orders in respect thereof.

     Subject to all the terms, conditions, and limitations of this Plan, including provisions concerning forfeiture and restrictions on transfer, the Participant shall be the owner of the Restricted Stock with full dividend and voting rights. Upon the request of a Participant, separate stock certificates shall be issued and delivered to the Participant with respect to Vested Shares.

     10. GENERAL PROVISIONS.

          10.1 NONGUARANTY OF EMPLOYMENT. The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any Participant at any time.

          10.2 WITHHOLDING OF TAXES. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Restricted Stock under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements and the Company, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

          10.3 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

          10.4 FRACTIONAL SHARES. Fractional shares of Stock may be issued, provided that in lieu thereof the Committee may determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

          10.5 GOVERNING LAW. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of New York.



                            [SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer as of July 16, 2003.



                                INTERNATIONAL STEEL GROUP INC.


                                BY:
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